Exhibit 10.2

THE GREENBRIER COMPANIES NONQUALIFIED DEFERRED COMPENSATION PLAN

Amendment No. 5

WHEREAS, The Greenbrier Companies, Inc. (“Employer”) has adopted The Greenbrier Companies Nonqualified Deferred Compensation Plan (“Plan”) which became effective March 1, 1994, and which was most recently restated effective January 1, 2010; and

WHEREAS, the Employer has the authority to amend the Plan and desires to do so;

NOW, THEREFORE, the Plan is amended as follows:

1. Definition of “Compensation.” Section 1.15(e) of the Adoption Agreement, as previously amended, is deleted in its entirety and replaced with the following language:

“(e) Eligible Compensation shall include only Base Salary (which for non-salaried Employees means regularly recurring base wages, including over-time and shift differential), annual bonus, and equity-based compensation (but excluding dividends or dividend-equivalent payments), and shall exclude all other forms of compensation.”

2. Participation. Section 2.01 of the Adoption Agreement is amended by deleting the selection of subsection (c) and selecting subsection (a), in order to designate as Participants in the Plan all top-hat Employees whom the Employer designates in writing as part of a select group of management or highly compensated employees. The Employer designates as Participants in the Plan: (1) All Employees who currently have an Account balance (regardless of level of base compensation); and (2) all Employees with base compensation of $150,000 or greater.

3. Elimination of Continuing Deferral Elections. Section 2.02(D) of the Adoption Agreement is amended to read as follows, in order to eliminate continuing deferral elections and require that Participants make new elections with respect to each Taxable Year:

2.02(D) Election Duration. A Participant’s Elective Deferral election (choose one of (a) or (b)):

“[X] (a) Taxable Year(s) only. Applies only to the Participant’s cash Compensation earned and/or equity awarded for the Taxable Year or Taxable Years for which the Participant makes the election.

[    ] (b) Continuing. Applies to the Participant’s Compensation for all Taxable Years, commencing with the Taxable Year for which the Participant makes the election, unless the Participant makes a new election or revokes or modifies an existing election.”

4. Installment Payment Elections. Section 4.02(b)(ii) of the Adoption Agreement is amended to read as follows:

“[X] (ii) Installments. In installments as follows: Annual installments over a period not to exceed ten years.”

5. Effective Date. This Amendment shall be effective December 8, 2015. Except as hereby amended, the Plan shall remain in full force and effect.

THE GREENBRIER COMPANIES, INC.

By:	/s/ Martin R. Baker
(Signature)

Martin R. Baker, Senior Vice President
(Print or Type Name and Title)

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